Exhibit 8

AMENDED AND RESTATED PLEDGE AGREEMENT

AMENDED AND RESTATED PLEDGE AGREEMENT dated as of March 29, 2006 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Pledge Agreement”) among MLT, LLC, a Delaware limited liability company, “MLT” or “Pledgor”) and ONE EQUITY PARTNERS LLC (the “Secured Party”).

Introductory Statement

Pursuant to the Term Loan and Guaranty Agreement dated as of September 26, 2003 (the “Loan Agreement”) among MTH Holdings, Inc. (formerly Moneyline Telerate Holdings) (“Holdings”), as Borrower, the Guarantors referred to therein and the Secured Party as Lender (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Loan Agreement”) (i) the Secured Party agreed to make loans (collectively referred to herein as the “Loan”) to Holdings in the principal amounts of $18,000,000, $30,000,000, $10,000,000, $25,000,000, $9,000,000, $9,0000,000 and $7,000,000, respectively, in accordance with the terms thereof, and (ii) the Guarantors, agreed to guaranty the payment and performance by Holdings of the Obligations (as defined therein) in accordance with the terms thereof. All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

In order to secure the Obligations under the Loan Agreement, Holdings and the Guarantors pledged to the Secured Party stock or membership interests, as applicable, in certain of their subsidiaries all as more fully set forth therein.

Holdings has transferred substantially all of its assets, including all of its ownership interests in several of its Subsidiaries, to Pledgor. Thus, Pledgor owns all of the issued and outstanding capital stock or membership interests, as applicable, in the company or companies listed on Schedule 1 hereto (together the “Pledged Companies”).

Pursuant to the Assumption and Release Agreement, dated as of March 29, 2006, in connection with the transfer of Holdings’ assets to Pledgor, (i) Pledgor assumed all of Holdings’ rights and obligations under the Loan Agreement and the other Loan Documents, and (ii) Holdings and the Guarantors were released from all rights and obligations in connection with the Credit Documents, including the Loan Agreement and the Pledge Agreement.

Pledgor and Lender wish to amend and restate the Pledge Agreement in its entirety.

Accordingly, the parties hereto agree as follows:

1.             Amendment and Restatement. The Pledge Agreement is hereby amended and restated in its entirety in the form hereof.

2.             Pledge.

(a)           As security for payment in full of the Obligations, the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Secured Party and grants a security interest in (i) all the capital stock and membership interests listed on Schedule 1 hereto, in each case which the Pledgor owns beneficially; provided that if any Pledged Company is a “Controlled Foreign Corporation” for U.S. federal tax purposes, then such pledge shall be limited to 66 2/3% of the equity interests in such Subsidiary, and (ii) all proceeds of such equity interests and all other securities or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of such equity interests or additional securities. All items referred to in clauses (i) and (ii) of this Section 2 are hereinafter referred to collectively as the “Pledged Securities.”

(b)           The Pledgor shall deliver to the Secured Party the original certificates, if any, representing the Pledged Securities, accompanied by undated instruments of transfer executed in blank and by such other instruments or documents as the Secured Party or its counsel shall reasonably request.

(c)           The Pledgor agrees that the Obligations may be extended or renewed, in whole or in part, and the Pledgor will remain bound upon this pledge notwithstanding any extension or renewal of any Obligation.

(d)           The Pledgor, to the extent permitted by Applicable Law, waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of the Pledgor hereunder shall not be affected by:  (i) the failure of the Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of the Loan Agreement, this Pledge Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of the Loan Agreement, the Note or any other agreement; (iv) the release, exchange, waiver or foreclosure of the Pledged Securities; or (v) the failure of the Secured Party to exercise any right or remedy against any Guarantor under the Loan Agreement or the Security Agreement or against any other guarantor of the Obligations.

(e)           The Pledgor agrees that this pledge is a continuing security interest in the Pledged Securities and constitutes security for performance and payment when due and not just of collection, and waives, to the extent permitted by Applicable Law, any right to require that any resort be had by the Secured Party to any other security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Secured Party in favor of Pledgor or to any other person.

(f)            The Pledgor hereby acknowledges that the Secured Party shall have no responsibility to inform the Pledgor of any circumstances affecting the Pledged Securities.

(g)           This pledge shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Loan Agreement or any other instrument evidencing any of the Obligations, or by the existence, validity, enforceability, perfection or extent of the Pledged Securities or by any other circumstance relating to the Obligations which might otherwise constitute a defense to the pledge under this Pledge Agreement (other than the indefeasible payment in full of the Obligations). The Secured Party makes no representation or warranty in respect to any such circumstances and has no duty or responsibility whatsoever to the Pledgor in respect to the management and maintenance of the Obligations or the Pledged Securities.

(h)           The obligations of the Pledgor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim or waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than payment of the Obligations) or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Pledgor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Secured Party to assert any claim or demand or to enforce any remedy hereunder or under the Loan Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure, or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing, or omission or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Pledgor or would otherwise operate as a discharge of the Pledgor as a matter of law, unless and until the Obligations are paid in full.

(i)            The Pledgor further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or other reorganization of Pledgor or otherwise. The security interest granted hereunder shall terminate in accordance with Section 11 hereof.

3.             Registration in Nominee Name; Denominations. The Secured Party shall have the right (in its sole and absolute discretion) to hold the certificates representing any Pledged Securities, if any, in its own name, the name of its nominee or in the name of the Pledgor, endorsed or assigned in blank or in favor of the Secured Party. Upon the occurrence and during the continuation of an Event of Default, the Secured Party shall have the right to exchange such certificates for certificates of smaller or larger denominations for any purpose consistent with this Pledge Agreement.

4.             Representations, Warranties and Covenants. The Pledgor hereby represents and warrants to and/or covenants and agrees with the Secured Party as follows:

(i)            the Pledged Securities constitute 100% of the issued and outstanding equity interests of the Subsidiaries; provided that if any Subsidiary is a “Controlled Foreign Corporation” for U.S. federal tax purposes, then the Pledged Securities constitute only 66 2/3% of the equity interests in such Subsidiary;

(ii)           the Pledged Securities are duly authorized, validly issued, fully paid and non-assessable;

(iii)          there are no restrictions on the transfer of the Pledged Securities other than as a result of the Loan Agreement, this Pledge Agreement or applicable securities laws or the regulations promulgated thereunder;

(iv)          the Pledgor has good title to the Pledged Securities;

(v)           the Pledged Securities are not subject to any prior liens, encumbrances or security interests, and the Pledgor will keep the Pledged Securities free and clear of all security interests, Liens and encumbrances other than the Lien granted hereunder, and will not sell, assign, transfer, exchange or otherwise dispose of the Pledged Securities or any portion thereof except to the Secured Party;

(vi)          the Pledgor has the right to pledge the Pledged Securities hereunder free and clear of any Liens, encumbrances or security interests and without the consent of any other Person or any government agency whatsoever;

(vii)         the Pledgor has full power and authority to execute, deliver and perform this Pledge Agreement and to pledge the Pledged Securities hereunder;

(viii)        the Pledgor will not take any action to allow any additional equity interests of the Pledged Companies to be issued, or grant any options or warrants, unless such securities are pledged to the Secured Party, on terms satisfactory to the Secured Party, as security for the Obligations;

(ix)           the execution, delivery and performance of this Pledge Agreement will not violate any provision of law, administrative regulation, any order of any court or other agency of government, any provision of any indenture, agreement or other instrument to which Pledgor is a party, or be in conflict with, result in a material breach of or constitute (with due notice and/or lapse of time) a material default under any such indenture, agreement or other instrument;

(x)            there are no pending legal or governmental proceedings to which either Pledgor is a party or to which any of the Pledgor’s properties is subject which will materially affect the Pledgor’s ability to perform their respective obligations hereunder;

(xi)           on the date hereof, the Pledged Securities consist of the securities listed on Schedule 1 hereto;

(xii)          all certificates evidencing any of the Pledged Securities have been delivered by the Pledgor to the Secured Party, and no other certificates evidencing the Pledged Securities are in existence as of the date hereof; and

(xiii)         in the event any other of the Pledged Securities become evidenced by certificates, the Pledgor shall promptly thereafter deliver such certificates to the Secured

Party accompanied by appropriate transfer documents executed in blank and by such other documents as the Secured Party or its counsel shall reasonably request.

5.             Voting Rights; Dividends; etc.

(a)           Unless and until an Event of Default shall have occurred and be continuing:

(i)            The Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to the owner of the Pledged Securities or any part thereof for any purpose not inconsistent with the terms hereof, of the Loan Agreement and of the other Credit Documents.

(ii)           Any cash interest, dividends or distributions received by the Pledgor, whether declared on a regular periodic basis or resulting from a subdivision, combination, or reclassification of the outstanding equity interests of any Pledged Company, or received in exchange for the Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which any Pledged Company may be a party, or otherwise, may be retained by the Pledgor (subject to the terms of the other Credit Documents), and any such non-cash interest, dividends or distributions of any kind whatsoever received by the Pledgor shall be and become part of the Pledged Securities pledged hereunder and shall immediately be delivered to the Secured Party to be held subject to the terms of this Pledge Agreement.

(b)           Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to (i) exercise the voting and/or consensual rights and powers with respect to the Pledged Companies which they are entitled to exercise pursuant to Section 5(a)(i) hereof, and (ii) receive and retain dividends and distributions from the Pledged Companies which the Pledgor would be entitled to receive and retain pursuant to Section 5(a)(ii) hereof, if any, shall cease and all such rights shall thereupon become vested in the Secured Party, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights; provided, however, that to the extent any governmental consents or filings are required for the exercise by the Secured Party of any of the foregoing rights and powers, the Secured Party shall refrain from exercising such rights or powers until the making of such required filings, the receipt of such consents and the expiration of all related waiting periods.

6.             Remedies Upon Default.

(a)           If an Event of Default shall have occurred and be continuing, the Secured Party may sell the Pledged Securities, or any part thereof, at any public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Secured Party shall deem appropriate subject to the terms hereof or as otherwise provided in the New York Uniform Commercial Code. The Secured Party shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Securities for their own account and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Secured Party shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor and/or any Pledged Company.

(b)           The Secured Party shall give the Pledgor ten days’ written notice of the Secured Party’s intention to make any such public or private sale, or sale at any broker’s board or on any such securities exchange, or of any other disposition of the Pledged Securities contemplated by Section 6(a). Such notice, in the case of public sale, shall state the time and place for such sale and, in the case of sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Securities, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix and shall state in the notice of such sale. At any such sale, the Pledged Securities, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Party may (in its sole and absolute discretion) determine. The Secured Party shall not be obligated to make any sale of the Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Securities may have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Securities is made on credit or for future delivery, the Pledged Securities so sold shall be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Securities so sold and, in case of any such failure, such Pledged Securities may be sold again upon like notice. At any sale or sales made pursuant to this Section 6, the Secured Party may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgor, any such demand, notice, claim, right or equity being hereby expressly waived and released, any or all of the Pledged Securities offered for sale, and may make any payment on the account thereof by using any claim for moneys then due and payable to the Secured Party by the Pledgor, any Guarantor or any Pledged Company as a credit against the purchase price; and the Secured Party, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Securities without further accountability therefor to the Pledgor or any third party. The Secured Party shall in any such sale make no representations or warranties with respect to the Pledged Securities or any part thereof and the Secured Party shall not be chargeable with any of the obligations or liabilities of the Pledgor with respect thereto. Each Pledgor hereby agrees (i) it will indemnify and hold the Secured Party harmless from and against any and all claims with respect to the Pledged Securities asserted before the taking of actual possession or control of the Pledged Securities by the Secured Party pursuant to this Pledge Agreement or arising out of any act of, or omission to act on the part of, any party other than the Secured Party prior to such taking of actual possession or control by the Secured Party, or arising out of any act on the part of such Pledgor or its agents before or after the commencement of such actual possession or control by the Secured Party; and (ii) the Secured Party shall have no liability or obligation arising out of any such claim. As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Pledge Agreement and to sell the

Pledged Securities, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

7.             Application of Proceeds of Sale and Cash. The proceeds of any sale of the Pledged Securities sold pursuant to Section 6 hereof shall be applied by the Secured Party (in such order as the Secured Party shall in its sole discretion determine) to the payment in full of the Obligations and the payment of costs incurred by the Secured Party while enforcing its rights pursuant to this Pledge Agreement.

8.             Secured Party Appointed Attorney-in-Fact. Upon the occurrence of an Event of Default and during the continuance of an Event of Default, each Pledgor hereby appoints the Secured Party its attorney-in-fact for the purpose of carrying out the provisions of this Pledge Agreement and the pledge of the Pledged Securities hereunder and taking any action and executing any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Secured Party shall have the right and power to receive, endorse, and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend or other distribution payable in respect of the Pledged Securities or any part thereof and to give full discharge for the same.

9.             Securities Act, etc. In view of the position of the Pledgor in relation to the Pledged Securities, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the “Federal Securities Laws”), with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of the Secured Party if the Secured Party were to attempt to dispose of all or any part of the Pledged Securities, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Secured Party in any attempt to dispose of all or any part of the Pledged Securities under applicable “Blue Sky” or other state securities laws, or similar laws analogous in purpose or effect. Under applicable law, in the absence of an agreement to the contrary, the Secured Party may be held to have certain general duties and obligations to the Pledgor to make some effort towards obtaining a fair price even though the Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. To the maximum extent permitted by applicable law, each Pledgor hereby agrees that the Secured Party shall not have any such general duty or obligation to it, and Pledgor will not attempt to hold the Secured Party responsible for selling all or any part of the Pledged Securities at an inadequate price, even if the Secured Party shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section 9 would apply if, for example, the Secured Party were to place all or any part of the Pledged Securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Securities for its own account, or if the Secured Party placed all or any part of the Pledged Securities privately with a purchaser or purchasers.

10.           Financing Statements. So long as the Obligations are outstanding and the security interest hereunder shall not have terminated in accordance with Section 11 hereof, each Pledgor hereby authorizes the Secured Party to prepare and file such UCC financing statements as the Secured Party may deem necessary or desirable to perfect the Lien of the Secured Party in the Pledged Securities.

11.           Termination. The pledge hereunder shall terminate when all of the obligations of Pledgor under the Loan Agreement, the Note, the other Credit Documents and any and all other instruments or documents delivered by Pledgor in connection with the Loan Agreement shall have been fully paid and performed. At such time the Secured Party shall, at the sole and reasonable cost and expense of the Pledgor, assign and deliver to the Pledgor, or to such person or persons as the Pledgor shall designate, against receipt, such of the Pledged Securities (if any) as shall not have been sold or otherwise applied by the Secured Party pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or warranty by the Secured Party.

12.           Further Assurances. Pledgor, at its own expense, will execute and deliver, from time to time, any and all further or other instruments, and perform such acts, as the Secured Party may reasonably request to effect the purposes of this Pledge Agreement and to secure to the Secured Party, the benefits of all rights, authorities and remedies conferred upon the Secured Party by the terms of this Pledge Agreement. In furtherance of and without limiting the foregoing, Pledgor agrees that in the event it delivers to the Secured Party certificates representing a greater percentage of equity interests in a Subsidiary than the percentage of equity interests in such Subsidiary pledged to the Secured Party hereunder, Pledgor shall, at the request of the Secured Party, cause any such Subsidiary to issue new certificates representing the equity interests of such Subsidiary so that Pledgor may deliver to the Secured Party a new certificate representing only the percentage of the equity interests in such Subsidiary pledged to the Secured Party hereunder.

13.           Notices. Notices and other communication provided for herein shall be in the manner and at the address set forth in, and otherwise in accordance with, Section 10.1 of the Loan Agreement.

14.           Non-Waiver of Rights and Remedies. No delay or failure on the part of the Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, no single or partial exercise by the Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy and no course of dealing between the parties shall operate as a waiver of any right or remedy of the Secured Party.

15.          CHOICE OF LAW. THIS AGREEMENT AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

16.           Severability. This Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalidated under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement and the parties hereto agree to negotiate in good faith a provision to replace the ineffective provision, such provision to be as similar in effect and intent as the ineffective provision as permissible.

17.           Amendments. This Pledge Agreement may not be amended except by a writing signed by each of the parties hereto.

18.           Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

19.           Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original for all purposes, but all such counterparts taken together shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the day and year first above written.

MLT, LLC,
as Pledgor

By:
Name:
Title:

ONE EQUITY PARTNERS LLC,
as Secured Party

By:
Name:
Title:

SCHEDULE 1
to Pledge Agreement

PLEDGED SECURITIES

Issuer	Pledged Equity Interests	Owner/Pledgor
Savvis, Inc.	100%	MLT, LLC